September 30, 2024 Third Quarter 2025 Results Earnings Presentation Second Line of Title

Important Disclosures IMPORTANT NOTICES The inclusion of references to P10, Inc. (“P10” or the “Company”) in this presentation is for information purposes only as the holding company of various subsidiaries. P10 does not offer investment advisory services and this presentation is neither an offer of any investment products nor an offer of advisory services by P10. By accepting this presentation, you acknowledge that P10 is not offering investment advisory services. All investment advisory services referenced in this presentation are provided by subsidiaries of P10 which are registered as investment advisers with the U.S. Securities and Exchange Commission (“SEC”). Accordingly, this presentation may be considered marketing materials, in which event it would be marketing materials of each registered investment adviser subsidiary only. To the extent you have any questions regarding this presentation, please direct them to the applicable subsidiary. Registration as an investment adviser does not imply any level of skill or training. This presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation of any security or any other investment product. Any securities described herein have not been recommended by any U.S. federal or state or non-U.S. securities commission or regulatory authority, including the SEC. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. Nothing herein is intended to provide tax, legal or investment advice. Cautionary Statement Regarding Forward-Looking Information Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will, " "expect, " "believe, " "estimate, " "continue, " "anticipate, " "intend, ” "plan “ and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are based on our historical performance and reflect management’s current plans, estimates and expectations and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different, including risks relating to: global and domestic market and business conditions; our successful execution of business and growth strategies; and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire; assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy, the timing and amount of any share repurchases; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this presentation are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Cautionary Statement Regarding Financial and Operating Projections All financial and operating projections, forecasts or estimates about or relating to the Company included in this document, including statements regarding pro-forma valuation and ownership, have been prepared based on various estimates, assumptions and hypothetical scenarios. Forecasts and projections of financial performance, valuation and operating results are, by nature, speculative and based in part on anticipating and assuming future events (and the effects of future events) that are impossible to predict with certainty and no representation of any kind is made with respect thereto. The Company’s future results and achievements will depend on a number of factors, including the accuracy and reasonableness of the assumptions underlying any forecasted information as well as on significant transaction, business, economic, competitive, regulatory, technological and other uncertainties, contingencies and developments that in many cases will be beyond the Company’s control. Accordingly, all projections or forecasts (and estimates based on such projections or forecasts) contained herein should not be viewed as an assessment, prediction or representation as to future results and interested parties should not rely, and will not be deemed to have relied, on any such projections or forecasts. Actual results may differ substantially and could be materially worse than any projection, forecast or scenario set forth in this document. The Company expressly disclaims any obligation to update or revise any of the projections, forecasts, models or scenarios contained herein to reflect any change in the Company’s expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Fee-Paying Assets Under Management, or FPAUM FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Use of Non-GAAP Financial Measures by P10, Inc. In addition to the Company’s financial results determined in accordance with U.S. GAAP, the Company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity, including, without limitation, Fee-Related Revenue (“FRR”), Fee-Related Earnings (“FRE”), Fee-Related Earnings Margin, Adjusted Net Income (“ANI”), and Fully Diluted ANI per share. These non-GAAP measures should not be considered as alternatives to net income as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included later in this presentation. The Company believes the presentation of these non-GAAP measures provide useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods. It is reasonable to expect that one or more excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period. These non-GAAP measures should not be considered substitutes for net income or cash flows from operating, investing, or financing activities. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Third Quarter 2025 Financial Highlights Adjusted Net Income, Fully Diluted ANI per share, Fee-Related Revenue, Fee-Related Earnings and Fee-Related Earnings Margin are non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures slide for a reconciliation of non-GAAP to GAAP measures. Fully Diluted ANI per share calculations include the total of all common shares, outstanding RSUs and stock options under the treasury stock method, and the redeemable non-controlling interests of P10 Intermediate converted to Class A stock as of each period presented.

Firm Overview P10 is a leading private markets solutions provider with over $40 billion in AUM We invest across Private Equity, Private Credit, and Venture Capital in access-constrained strategies, with a focus on the middle and lower-middle market Private Equity Middle and lower-middle market private equity Small buyout PE managers and their portfolio companies in North America and Europe Growth capital for middle market alternative asset managers $24.2B AUM 70 Vehicles 2001 Inception $17.2B FPAUM Private Credit Specialized credit strategies focused on the lower-middle market Project Lending Small Business Lending NAV Lending Venture Debt Mezzanine Lending SBIC Lending 48 Vehicles $7.5B AUM 1980 Inception $5.3B FPAUM Venture Capital Access to elite, access-constrained opportunities Specialized venture capital opportunities through investments in: Access-constrained venture capital firms Direct investments in select mid- to late-stage technology companies 22 Vehicles $10.8B AUM 2007 Inception $6.6B FPAUM All data herein is as of 9/30/2025, unless otherwise noted. Data above includes Qualitas Funds AUM and FPAUM based on EUR/USD exchange rate of 1.17484. Please refer to the Additional Disclaimers slides at the back of this presentation.

Third Quarter 2025 Highlights Key Business Drivers Fee paying assets under management (FPAUM) of $29.1B represented a 17% increase from the prior year In the quarter, $915M of fundraising and deployment was offset by $673M of stepdowns and expirations Private Equity Solutions: $711M Private Credit Solutions: $192M Venture Capital Solutions: $12M Financial Highlights Fee-Related Revenue1 of $75.9M represented 4% year-over-year growth (13% excluding catch-up fees from direct and secondary funds) Total catch-up fees were $370k for the quarter. Of this direct and secondary catch-up fees total $111k Fee-Related Earnings1 of $36.0M represented 3% year-over-year growth 47% FRE margin1 Adjusted Net Income1 (ANI) of $28.6M represented a 7% decrease year-over-year Fully Diluted ANI per share1 of $0.24 represented a $0.02 decrease year-over-year Adjusted Net Income, Fully Diluted ANI per share, Fee-Related Revenue, Fee-Related Earnings and Fee-Related Earnings Margin are non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures slide for a reconciliation of non-GAAP to GAAP measures.

Third Quarter 2025 Highlights, continued Balance Sheet and Capital Return Declared a quarterly cash dividend of $0.0375 per share for Class A and Class B stock, payable on December 19, 2025, for holders as of the close of business on November 28, 2025 As of today, we have $387M in outstanding debt, $325M on the term loan, and $62M on the revolver. There is $113M available on the credit facilities In Q3, we made a net draw of $20M on the revolver. After quarter end, we made paydowns totaling $11M on the revolver Cash and cash equivalents at the end of the third quarter were approximately $40M 110,032 shares were repurchased in the quarter at a weighted average per share price of $11.34, representing over $1M. We ended the quarter with approximately $26M remaining on the repurchase authorization Since Q1 2024, nearly 10.5M shares were repurchased representing over $100M As of September 30, 2025, Class A shares outstanding were 77,914,619 and Class B shares outstanding were 32,002,974 Recent Developments August 14th – Announced dual listing of Class A common stock on NYSE Texas September 23rd – RCP Advisors closed Secondary Fund V at $1.25B hard cap Third Quarter Fund Launches – Bonaccord Fund III, RCP Advisors Multi-Strat Fund III, RCP Advisors Small and Emerging Manager Fund IV, and Qualitas Funds US I

FPAUM and Average Fee Rate Detail Robust FPAUM growth and stable, attractive fee rates The average fee rates shown in the graph are calculated as management and advisory fees divided by average FPAUM. Catch-up fees are earned from investors that committed during the fundraising period of funds originally launched in prior periods, and as such, the investors are required to pay a catch-up fee as if they had committed to the fund at the first closing. While catch-up fees are not a significant component of our overall revenue stream, they may result in a temporary increase in our revenues in the period in which they are recognized. Q3’25 FPAUM growth is the FPAUM growth from Q3’24 to Q3’25. FPAUM Growth ($B) 36% 23% 10% FPAUM Y-o-Y Growth3 Average Fee Rate1 (Bps) Quarterly average fee rates show the basis points attributable to management & advisory fees excl. direct & co-invest/secondaries catch-up fees and direct & co-invest/secondaries catch-up fees.2 Management & Advisory Fees Excl. Direct & Co-Invest/Secondaries Catch-Up Fees 24.4 25.3 19% CAGR Direct & Co-Invest/ Secondaries Catch-Up Fees Average FPAUM ($B) PES PCS VCS 10% 26.0 27.6 17% 29.0

Fee Paying AUM Growth Model

Long-term, contractually locked-up funds ensure highly sticky FPAUM base

YTD FPAUM Roll Forward ($B)



25.7
3.3
1.0
1.0
0.1
(1.9)
29.1
Dec-24
Raised
Deployed
Acquisition
FX
Stepdowns and Expirations
Sep-25

Quarterly FPAUM Roll Forward ($B)



28.9
0.7
0.2
0.0
(0.7)
29.1
Jun-25
Raised
Deployed
FX
Stepdowns and Expirations
Sep-25

Breakdown of FPAUM Flows

Increase/Decrease	Capital Raised	Capital Deployed[1]	NAV Change[2]	Scheduled Fee Base Stepdowns[1,3]	Fee Period Expirations[3]
Impact	⬆⬆	⬆	—	⬇	⬇
Description	Represents new commitments to funds that earn fees on a committed capital fee base.	In certain vehicles, fees are based on capital deployed, as such increasing FPAUM.	NAV change consists primarily of the impact of market value appreciation (depreciation) from vehicles that earn fees on a NAV basis.	Contractual reduction in fee-base timing known at outset of vehicle launch. This is not relevant for most of our vehicles.	Decreases in FPAUM due to fund expirations.

1. Prior to Q4 2024, we presented capital deployed and stepdowns on a combined, or net basis for Hark Capital. Starting in Q4 2024, we present capital deployed and stepdowns separately, or on a gross basis for Hark Capital.
2. NAV change impact on P10's overall FPAUM is de minimis. For simplicity, the NAV change impact on FPAUM is grouped with the Stepdown and Expiration amounts.
3. Decreases in FPAUM from fee based stepdowns and expirations are combined with NAV changes in the above graph.

Totals may not add due to rounding

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Financial Details

Consolidated Statements of Operations (unaudited)

Adjusted FRE (unaudited) Compensation and benefits, excluding all non-cash stock based compensation. Includes the accrual of the earnout related to the WTI acquisition. Non-cash stock based compensation including acquisition related RSUs and option expense granted in connection with the Bonaccord and WTI acquisitions. Professional fees, inclusive of one-time, acquisition and debt refinancing related items. Valuation adjustment of the earnout due to the Qualitas Funds acquisition. Fee-Related Earnings is a non-GAAP performance measure used to monitor our baseline earnings less any incentive fee revenue and excluding any incentive fee-related expenses.

Non-GAAP Financial Measures (unaudited) Above is a calculation of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures, which are reconciled in the table above. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure. We use Adjusted Net Income, or ANI, as well as Fee-Related Revenue, Fee-Related Earnings and Fee-Related Earnings Margin to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budgets, and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects an estimate of our cash flows generated by our core operations. ANI is calculated as, FRE plus Non-Fee Related Income, less Strategic alliance noncontrolling interests expense, less actual cash paid for interest and federal and state income taxes. In order to compute FRE, we adjust our GAAP Net Income for certain items, including: Expenses that typically do not require us to pay them in cash in the current period (such as depreciation, amortization and stock-based compensation); Earn out related compensation; The cost of financing our business; One-time expenses related to restructuring of the management team including placement/search fees; Expenses related to one-time technical accounting matters; Acquisition-related expenses which reflect the actual costs incurred during the period for the acquisition of new businesses, which primarily consist of fees for professional services including legal, accounting, and advisory, as well as bonuses paid to employees directly related to the acquisition; and The effects of income taxes. Non-Fee Related Income Fee-Related Revenue is calculated as Total Revenues less Non-Fee Related Revenue. Fee-Related Earnings is a non-GAAP performance measure used to monitor our baseline earnings less any incentive fee revenue and excluding any incentive fee-related expenses. Fee-Related Earnings Margin is calculated as Fee-Related Earnings divided by Fee-Related Revenue. Adjusted Net Income reflects net cash paid for federal and state income taxes and cash interest expense. (1) Fully Diluted ANI per share calculations include the total of all common shares, outstanding RSUs and stock options under the treasury stock method, restricted stock awards, and the redeemable non-controlling interests of P10 Intermediate converted to Class A stock as of each period presented.

Consolidated Balance Sheets (unaudited)

Consolidated Statements of Cash Flows (unaudited)

Appendix

FRE-Centric Business Model Highly-recurring, diversified revenues composed almost entirely of management and advisory fees FRR represents 99% of revenue1 Aligned Incentives Carried interest structured to stay overwhelmingly with investment teams to optimize alignment with LPs Leading Investment Performance2 World-class strategies with demonstrated track records of generating durable alpha for our LPs Fundraising / AUM Growth Fees are predominantly on long-term, contractually committed capital Sticky LP base with high re-up rates Weighted-average remaining duration > 7 years Predictable, Stable Earnings Growth Attractive Margin Profile Significant Cash Flow Generation and Capital Allocation Optionality Compelling Business Model Built on Durable Fee-Related Earnings Based on LTM Q3 2025. Fee-Related Revenue is a non-GAAP financial measure. Please refer to the Non-GAAP Financial Measures slide for a reconciliation of non-GAAP to GAAP measures. Past performance does not guarantee future results. There is no guarantee that an investment with P10 will be successful.

Capital availability / opportunity imbalance creates attractive competitive dynamic Importance of proprietary data continuously guiding disciplined investment processes Valuations structurally lower Meaningfully less utilization of financial leverage Sourcing more proprietary Opportunities to create value and drive growth Strategies investing in specialized and/or fragmented markets, with a particular focus on the attractive middle and lower-middle market segment Focused Investment Strategies with Leadership in Attractive MM/LMM Investment Strategy Focus People and Culture Data Driving Differentiated Insights Investing Prowess Partner of Choice for LPs Long History of Success 17

Attractive Private Markets Ecosystem Robust Foundation for a Range of Levers to Drive Organic and Inorganic Growth Leader in attractive MM/LMM, underpinned by data and insights Large and diverse global client base World-class private markets strategies with long track records of alpha generation1 Compelling business model built on durable FRE Well-Positioned to Utilize Variety of Levers to Drive Growth Past performance does not guarantee future results. There is no guarantee that an investment with P10 will be successful.

Performance Summary – Private Equity

Preeminent investment teams with a superior track record across portfolio solutions[1]

RCP/Advisors

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (Fund size as of 9/30/25, performance as of 6/30/25)					
Fund I	2003	$92	105%	13.6%	1.8x
Fund II	2005	$140	109%	8.1%	1.5x
Fund III	2006	$225	107%	6.7%	1.4x
Fund IV	2007	$265	110%	14.4%	2.0x
Fund V	2008	$355	121%	13.4%	1.7x
Fund VI	2009	$285	114%	15.4%	2.0x
Fund VII	2011	$300	114%	16.0%	2.0x
Fund VIII	2012	$268	116%	19.5%	2.2x
Fund IX	2014	$350	116%	16.5%	2.1x
Fund X	2015	$332	118%	17.0%	2.0x
SEF	2017	$104	107%	20.6%	2.1x
Fund XI	2017	$315	111%	16.6%	1.8x
Fund XII	2018	$382	115%	14.7%	1.6x
Fund XIII	2019	$397	105%	14.1%	1.5x
Fund XIV	2020	$394	91%	11.1%	1.3x
SEF II	2020	$123	74%	11.3%	1.3x
SEF III	2023	$170	18%	–	–
Fund XV	2021	$435	86%	9.7%	1.2x
Fund XVI	2022	$433	57%	–	–
Fund XVII	2022	$334	35%	–	–
Fund XVIII	2023	$285	25%	–	–
Fund XIX	2024	$314	1%	–	–
Fund XX	2025	$168	–	–	–
SEF IV	2025	$89	–	–	–
Secondary Funds (Fund size as of 9/30/25, performance as of 6/30/25)					
SOF I	2009	$264	111%	21.1%	1.7x
SOF II	2013	$425	116%	9.8%	1.3x
SOF III	2018	$400	109%	27.2%	1.8x
SOF III Overage	2020	$87	100%	21.7%	1.8x
SOF IV	2021	$797	75%	13.9%	1.2x
SOF V	2024	$1,262	–	–	–
Co-Investment Funds (Fund size as of 9/30/25, performance as of 6/30/25)					
Direct I	2010	$109	83%	42.7%	2.9x
Direct II	2014	$250	89%	25.0%	2.5x
Direct III	2018	$385	100%	19.0%	1.9x
Direct IV	2021	$645	88%	12.4%	1.3x
Direct V	2024	$994	9%	–	–
Combination Funds (Fund size as of 9/30/25, performance as of 6/30/25)					
Multi-Strat I	2022	$301	65%	12.3%	1.3x
Multi-Strat II	2023	$434	39%	–	–
Multi-Strat III	2025	$80	–	–	–

BONACCORD CAPITAL PARTNERS

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
GP Stakes Funds (Fund size as of 9/30/25, performance as of 6/30/25)					
Fund I	2019	$739	80%	12.7%	1.5x
Fund II	2022	$1,605	34%	27.6%	1.4x
Co-invest	2022	$82	70%	24.0%	1.6x

QUALITAS FUNDS

Fund	Vintage	Fund Size (€M)	Called Capital	Net IRR	Net ROIC
Fund-of-Funds (Fund size as of 9/30/25, performance as of 6/30/25)					
Fund I	2016	€51	100%	13.3%	1.8x
Fund II	2018	€100	100%	9.6%	1.5x
Fund III	2019	€130	100%	13.8%	1.5x
Fund IV	2020	€178	100%	12.5%	1.3x
Fund V	2022	€200	60%	11.7%	1.2x
Fund VI	2023	€250	35%	15.6%	1.2x
Fund VII	2025	€78	–	–	–
Co-Investment Funds (Fund size as of 9/30/25, performance as of 6/30/25)					
Direct I	2022	€40	100%	14.9%	1.4x
Direct II	2024	€100	45%	–	–
US I	2025	€23	–	–	–
NAV Lending Funds (Fund size as of 9/30/25, performance as of 6/30/25)					
Continuation Finance I	2024	€39	–	–	–

1. See Additional Important Disclosures slides at the back of this presentation. Past performance is not indicative of future results. There is no guarantee that an investment with P10 will be successful.

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Performance Summary – Private Credit Preeminent investment teams with a superior track record across portfolio solutions1 Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Credit Funds (Fund size as of 9/30/25, performance as of 6/30/25) VLL I 1994 $47 100% 63.3% 5.9x VLL II 1997 $110 100% 61.4% 2.7x VLL III 2000 $217 75% 4.3% 1.2x VLL IV 2004 $250 100% 15.9% 2.2x VLL V 2007 $270 75% 9.7% 1.7x VLL VI 2010 $294 95% 13.7% 1.9x VLL VII 2012 $375 100% 11.0% 1.7x VLL VIII 2015 $424 98% 8.1% 1.4x VLL IX 2018 $460 100% 8.2% 1.3x WTI X 2021 $500 80% 7.9% 1.2x WTI XI 2024 $387 11% – – Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Equity Funds (Fund size as of 9/30/25, performance as of 6/30/25) Fund I 1998 $101 94% 12.7% 2.1x Fund II 2007 $152 100% 12.4% 1.8x Fund III 2013 $230 97% 25.2% 2.5x Fund IV 2019 $230 88% 4.9% 1.2x Fund V 2024 $62 13% – – Credit Funds (Fund size as of 9/30/25, performance as of 6/30/25) Fund I 2006 $162 93% 12.2% 2.0x Fund II 2011 $227 100% 8.6% 1.7x Fund III 2016 $289 74% 25.1% 3.1x Fund IV 2021 $357 57% 6.7% 1.2x Fund V 2025 $296 2% – – See Additional Important Disclosures slides at the back of this presentation. Past performance is not indicative of future results. There is no guarantee that an investment with P10 will be successful.

Performance Summary – Private Credit

Preeminent investment teams with a superior track record across portfolio solutions[1]

Hark Capital

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
NAV Lending Funds (Fund size as of 9/30/25, performance as of 6/30/25)					
Fund I	2013	$106	119%	11.0%	1.3x
Fund II	2017	$203	75%	11.4%	1.6x
Fund III	2021	$408	83%	11.9%	1.3x
Fund IV	2022	$646	57%	11.6%	1.1x

Enhanced Capital

Fund	Vintage	Fund Size ($M)	Called Capital	Net IRR	Net ROIC
Private Credit (Fund size as of 9/30/25, performance as of 6/30/25)					
Small Business Lending	2012	$225	100%	8.6%	1.9x
Project Finance	2017	$136	100%	8.5%	1.2x
Project Finance, Small	2021	$386	100%	9.8%	1.3x
Project Finance, Small	2025	$331	100%	–	–
Evergreen Project Finance	2025	$110	100%	–	–
Private Credit – Concessionary (Fund size as of 9/30/25, performance as of 6/30/25)					
Proprietary Capital Vehicles	2002	$672	–	–	–
Preferred Equity (Fund size as of 9/30/25, performance as of 6/30/25)					
Project Finance	2024	$120	3%	–	–
Tax Credits (Fund size as of 9/30/25, performance as of 6/30/25)					
Project Finance, Tax Credit	N/A	$892	–	20%+	1.1x
Tax Credits – Concessionary (Fund size as of 9/30/25, performance as of 6/30/25)					
New Markets, Tax Credit	N/A	$1,149	–	–	–

1. See Additional Important Disclosures slides at the back of this presentation. Past performance is not indicative of future results. There is no guarantee that an investment with P10 will be successful.

21

Performance Summary – Venture Capital Preeminent investment teams with a superior track record across portfolio solutions1 Fund Vintage Fund Size ($M) Called Capital Net IRR Net ROIC Fund-of-Funds (Fund size as of 9/30/25, performance as of 6/30/25) Fund I 2007 $311 93% 13.1% 2.9x Fund II 2010 $342 83% 20.2% 5.5x Fund III 2013 $409 92% 16.4% 3.3x Fund IV 2015 $408 91% 24.1% 3.8x Fund V 2017 $460 90% 20.3% 2.6x Fund VI 2019 $611 104% 8.8% 1.3x Fund VII 2021 $769 71% 5.9% 1.1x Fund VIII 2023 $889 19% – – Seed & Micro I 2019 $174 90% 7.8% 1.3x Seed & Micro II 2022 $195 60% 5.2% 1.1x Seed & Micro III 2024 $160 7% – – Blockchain I 2022 $67 72% 3.9% 1.1x Blockchain II 2025 $34 16% – – Secondary Funds (Fund size as of 9/30/25, performance as of 6/30/25) Secondaries I 2022 $234 94% 35.1% 1.3x Co-Investment Funds (Fund size as of 9/30/25, performance as of 6/30/25) Direct Fund I 2015 $125 97% 29.9% 2.9x Direct Fund II 2019 $196 115% 9.8% 1.5x Direct Fund III 2021 $254 81% 4.1% 1.1x See Additional Important Disclosures slides at the back of this presentation. Past performance is not indicative of future results. There is no guarantee that an investment with P10 will be successful.

Fee Paying AUM Across Diversified Vehicles Multi-asset investment platform with strong organic growth Diversified Base and Growth Across Vehicles  Key Metrics FPAUM Composition (As of Q3’25) FPAUM Composition (As of Q3’25) ● Primary Solutions 44% ● Direct & Co-Investments 44% ● Secondary Investments 12% ● Primary Solutions 53% ● Direct & Co-Investments 37% ● Secondary Investments 10% Primary Solutions Direct & Co-Investments Secondary Investments $15.5B FPAUM as of Q3’25 14% Actual FPAUM CAGR Q4’20 – Q3’25 $10.7B FPAUM as of Q3’25 27% Actual FPAUM CAGR Q4’20 – Q3’25 $2.9B FPAUM as of Q3’25 30% Actual FPAUM CAGR Q4’20 – Q3’25 Total FPAUM $29.1B Actual FPAUM Growth $16.4B

Highly Diversified Investor Base All data is as of 9/30/2025. Investor Type by Channel FPAUM: $29.1B 5,000+ Investors Investor Channel Breakdown ● Wealth Manager / HNW 36% ● Pension Fund 19% ● Endowment / Foundation 17% ● Financial Institution 13% ● Insurance Company 9% ● Sovereign Wealth Fund 5% ● Other 1% Total 100% Multi-asset class investment platform creates differentiated offerings for our investors

Premier Private Markets Solutions Provider

Comprehensive suite of private market vehicles[1]

	Primary Solutions	Direct and Co-Investments	Secondary Investments
Asset Classes	✓ Private Equity ✓ Venture Capital	✓ Private Equity ✓ Venture Capital ✓ Private Credit ✓ Impact Investing	✓ Private Equity ✓ Venture Capital
Structure Description	✓ Invests in diversified portfolio of funds across asset classes with defined investment strategies	✓ Direct and co-investments alongside leading GPs ✓ Invests in secured unitranche, second lien, mezzanine loans, and equity ✓ GP stakes	✓ Secondary purchaser of LP interests in private equity funds ✓ Focused exclusively on middle and lower middle market private equity funds
Value Proposition	✓ Seeks to provide instant fund diversification to investors ✓ Differentiated access to relationship-driven middle and lower middle market sectors ✓ Specialized underwriting skills and expertise to select the best managers ✓ Offered in both commingled investment vehicles and customized separate accounts ✓ Robust database and analytics platform	✓ Extensive built-in network of fund managers results in significant actionable deal flow ✓ Deals sourced from GP relationships and trusted advisors with preferred economic terms ✓ Ability to leverage extensive fund manager diligence and insights as part of investment selection process ✓ Well-diversified portfolio across industry, sponsor, and geography ✓ Offered in both commingled investment vehicles and customized separate accounts ✓ Robust database and analytics platform	✓ Ability to purchase interests at a discount ✓ Ability to leverage extensive fund manager diligence and insights as part of investment selection process ✓ Shorter holding period and earlier cash returns ✓ Countercyclical nature ✓ Reduced blind pool risk ✓ Offered through commingled investment vehicles ✓ Robust database and analytics platform
FPAUM[2]	**$15.5B**	**$10.7B**	**$2.9B**

1. Any discussion in this presentation of past, committed to, or potential transactions should not be relied upon as any indication of future deal flow. There can be no assurance that any potential transactions described herein will be consummated. Diversification does not guarantee a profit or protect against a loss in declining markets.
2. FPAUM as of September 30, 2025.

25

Well Positioned in Attractive, Specialized, and Growing Markets[1]

Capital Available by Fund Size[2]

Universe of Companies by Revenue Size[3]



$861B of capital available to PE Funds over $1B
84%
$170B of capital available to Funds between $250M to $1B
16%
6,708 companies w/ revenues >$250M
7%
83,621 companies w/ revenues between $10M and $250M
93%
Target

Lower Middle Market Benefits

- Large Pool of Opportunities
- Limited Alternatives for Capital
- Operational Value Add
- Inefficient Sourcing
- Favorable Purchase Price Valuations
- Multiple Arbitrage
- Exit Flexibility
- Favorable LP/GP Alignment of Incentives

1. There is no guarantee that recent market dynamics will continue.
2. Source: PitchBook. Capital available to invest by fund size represents U.S. private equity overhang for vintage years 2018-2025. U.S. PE Funds: includes buyout, growth, co-investment, mezzanine, diversified PE, energy, and restructuring. As of 3/31/2025. (This date represents the most updated information available.)
3. Source: S&P Capital IQ. Commercially-active businesses in the U.S. All subsidiary and business establishment data are combined. Additionally, public sector entities are excluded. As of 10/2/2025.

26

Unique Proprietary Data Set Driving Sourcing and Evaluation Differentiation and Provides Asymmetric Information Advantage Distinct market access, deal flow, and data analytics to navigate private markets Overview Unique and extensive proprietary analytics database A competitive edge for systematic sourcing, diligence, and monitoring processes enable more informed investment decisions 20+ years of granular data and analytics at the underlying manager, fund, and portfolio company levels for robust analysis Data-driven Underwriting Unique analytical tools support due diligence and evaluation Ongoing monitoring of a variety of private transactional and operating metrics Proprietary benchmarking at the company level Coordinated Sourcing Coordinated sourcing efforts within a process-driven approach to ensure dialogue with GPs in the ecosystem Annual grading system based on deeply informed qualitative and quantitative analysis Extensive Data Collection: Powerful Database and Business Intelligence Platform 6.4K+ Investment Firms 11.6K+ Investment Funds 52K+ Individual Transactions 45K+ Private Companies 240K+ Financial Metrics

Tax Assets Combination of intangible assets, goodwill, and NOLs generate tax benefits Intangible Assets and Goodwill Tax basis intangible assets and tax-deductible goodwill are available to reduce federal income tax ratably over fifteen years Currently, tax amortization relates to goodwill and intangibles acquired in tax years 2017 – 2022 Management plans to pursue disciplined growth through acquisitions, which can create a step-up in basis that generates additional intangibles and goodwill amortization Commentary  Goodwill and Intangibles Remaining Tax Amortization1: $327M Size  Federal Net Operating Losses (“NOLs”) Federal NOLs, subject to Section 382 limitations, are used to reduce P10’s tax liability by offsetting taxable income Federal NOLs are expected to be fully utilized during 20262 Goodwill and intangibles remaining tax amortization is the goodwill and intangibles balance net of tax amortization deducted from inception through September 30, 2025. On a tax basis, the remaining potential $35M earnout attributable to the WTI acquisition will be included in goodwill & intangibles when paid. There is no guarantee that such tax benefit will be achieved. Federal NOLs: $49M

Notes

Key Terms & Supplemental Information Below is a description of our unaudited non-GAAP financial measures. These are not measures of financial performance under GAAP and should not be construed as a substitute for the most directly comparable GAAP measures. These measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these measures in isolation or as a substitute for GAAP measures. Other companies may calculate these measures differently than we do, limiting their usefulness as a comparative measure. Fee Paying Assets Under Management (FPAUM)  FPAUM reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation. Assets Under Management (AUM) AUM reflects the assets that we manage, and is calculated as the sum of: (i) net asset value (“NAV”) of our clients’ and funds’ underlying investments as of the most recently available date; (ii) drawn and undrawn debt (excluding capital call lines); (iii) uncalled capital commitments (net of deferred purchase price and not in excess of total capital commitments, as applicable) as of the NAV record date; (iv) incremental commitments raised since NAV record date. In situations where NAV data is not available, such as with certain advisory relationships, we use FPAUM. Adjusted Net Income (ANI) We use Adjusted Net Income, or ANI, to provide additional measures of profitability. We use the measures to assess our performance relative to our intended strategies, expected patterns of profitability, and budget and use the results of that assessment to adjust our future activities to the extent we deem necessary. ANI reflects an estimate of our cash flows generated by our core operations. ANI is calculated as FRE, plus Non-Fee Related Income, less Strategic alliance noncontrolling interests expense, less actual cash paid for interest and federal and state income taxes. Fully Diluted ANI per share Fully Diluted ANI per share is a calculation that assumes all the Company’s securities were converted into shares, not just shares that are currently outstanding. Fee-Related Revenue Fee-Related Revenue is calculated as Total Revenues less Non-Fee Related Revenue. Fee-Related Earnings Fee-Related Earnings is a non-GAAP performance measure used to monitor our baseline earnings less any incentive fee revenue and excluding any incentive fee-related expenses. Fee-Related Earnings Margin Fee-Related Earnings Margin is calculated as Fee-Related Earnings divided by Fee-Related Revenue. Net IRR Refers to Internal Rate of Return net of fees, carried interest and expenses charged by both the underlying fund managers and each of our solutions. Net ROIC Refers to return on invested capital net of fees and expenses charged by both the underlying fund managers and each of our solutions. Fund Size Refers to the total amount of capital committed by investors and, when applicable, the U.S. Small Business Administration to each fund disclosed. Called Capital Refers to the amount of capital provided from investors, expressed as a percent of the total fund size. A Refers to “actual” and indicates a number that is unadjusted.  Supplemental Share Information Class A shares (CUSIP # 69376K106) trade on the NYSE under the symbol “PX” and have one vote per share. Class B shares (CUSIP # 69376K205) are not tradeable in the open market and have ten votes per share. The Class B shares are convertible at any time at the option of the holder into Class A shares on a one-for-one basis, irrespective of whether or not the holder is planning to sell shares at that time. Please refer to our amended and restated certificate of incorporation for a full description of the Class A and Class B shares.

Additional Disclaimers Performance Disclaimer The historical performance of our investments should not be considered as indicative of the future results of our investments or our operations or any returns expected on an investment in our Class A common stock. In considering the performance information contained in this prospectus, prospective Class A common stockholders should be aware that past performance of our specialized investment vehicles or the investments that we recommend to our investors is not necessarily indicative of future results or of the performance of our Class A common stock. An investment in our Class A common stock is not an investment in any of our specialized investment vehicles. In addition, the historical and potential future returns of specialized investment vehicles that we manage are not directly linked to returns on our Class A common stock. Therefore, you should not conclude that continued positive performance of our specialized investment vehicles or the investments that we recommend to our investors will necessarily result in positive returns on an investment in our Class A common stock. However, poor performance of our specialized investment vehicles could cause a decline in our ability to raise additional funds and could therefore have a negative effect on our performance and on returns on an investment in our Class A common stock. The historical performance of our funds should not be considered indicative of the future performance of these funds or of any future funds we may raise, in part because: market conditions and investment opportunities during previous periods may have been significantly more favorable for generating positive performance than those we may experience in the future; the performance of our funds is generally calculated on the basis of net asset value of the funds’ investments, including unrealized gains, which may never be realized; our historical returns derive largely from the performance of our earlier funds, whereas future fund returns will depend increasingly on the performance of our newer funds or funds not yet formed; our newly established funds typically generate lower returns during the period that they initially deploy their capital; changes in the global tax and regulatory environment may affect both the investment preferences of our investors and the financing strategies employed by businesses in which particular funds invest, which may reduce the overall capital available for investment and the availability of suitable investments, thereby reducing our investment returns in the future; in recent years, there has been increased competition for investment opportunities resulting from the increased amount of capital invested in private markets alternatives and high liquidity in debt markets, which may cause an increase in cost and reduction in the availability of suitable investments, thereby reducing our investment returns in the future; and the performance of particular funds also will be affected by risks of the industries and businesses in which they invest. Enhanced Capital Performance Disclosures: Past performance is not indicative of future results. All investments bear the risk of loss. Risks include non-payment of loans by borrowers and recapture of tax credits due to lack of following program compliance rules. Investments in tax credits are not securities investments and returns shown do not reflect a return achieved on investment securities. Small Business Lending Net Reflects limited partner returns after allocation of management fees, general fund expenses, investment expenses, income earned on cash and cash equivalents, any carried interest to the general partner, and any other fees and expenses. Limited partners’ IRRs may vary based on the dates of their admittance to the Fund. There can be no assurance that unrealized investments will be realized at the valuations used to calculate the IRRs contained herein and additional fund expenses and investment related expenses to be incurred during the remainder of the Fund’s term remain unknown and, therefore, are not factored into the calculations. Any anticipated Carried Interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net unrealized value of remaining investments represent valuation estimates made by the general partner using the most recent valuation data provided by the portfolio companies. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net unrealized values used in connection with calculations referenced herein. Past performance is not a guarantee of future results, and there can be no assurance that any fund will achieve comparable results. Please note the Fund utilizes a subscription-based credit facility to bridge capital calls. Accordingly, many of the Fund's underlying investments may have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculations contained herein, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Past performance is not indicative of future results. Project Finance Net Reflects returns after allocation of fees and carry. Fee structure includes 50% split of origination fee, and 12.5% carried interest above 7% hurdle with an 100% carry catch up. Excludes fund-level professional fees as these loans and participations were not within a fund structure with professional fees to offset the gross returns. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Scope of performance only includes loans and participations that Enhanced has sourced on behalf of its relationship with two entities since 10/19/2018, inception of the arrangement. This includes sourcing and participation relationships that did not involve Enhanced providing investment advice or any investment advisory services and as such were not part of Enhanced’s registered investment adviser business at the time the transactions were consummated. These relationships are included in the track record, however, as the subject transactions are representative of transactions that Enhanced would recommend to investment advisory clients. Actual returns may differ materially. All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Past performance is not indicative of future results.

Additional Disclaimers Enhanced Capital Performance Disclosures (continued): Project Finance, Small Business Lending Net Reflects Client returns after allocation of management fees, interest expense, and any incentive fees. Client equity owners’ IRRs will vary based on the dates of their share purchases in the Client and the Client’s separate business operating results not comprised within this investment advisory relationship. 1.5% management fee paid on capital deployed, and 15% carried interest above 7% hurdle with a 100% incentive fee catch up. The unrealized component of the returns is based on the 12/31/24 fair value of the investment and assumes liquidation at that FMV on 01/01/25. There can be no assurance that unrealized investments will be realized at the valuations used to calculate the IRRs contained herein and additional investment related expenses to be incurred during the remainder of the investment advisory relationship remain unknown and, therefore, are not factored into the calculations. Any anticipated incentive fee reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net unrealized value of remaining investments represent valuation estimates made by the investment manager using the most recent valuation data provided by the portfolio investments. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net unrealized values used in connection with calculations referenced herein. One year investment returns assume an investor invested in the vehicle at NAV on 12/31/23 and the investment was realized on 12/31/24 utilizing the same calculations as noted above. Past performance is not a guarantee of future results, and there can be no assurance that any investment account will achieve comparable results. Excludes fund-level professional fees as these investments are not held within a fund structure with professional fees to offset the gross returns. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Performance includes closing fees which are realized in full at investment inception resulting in early investment return metrics in excess of the expected yield to maturity. These returns regress toward the expected yield to maturity over the full duration of the investment. Actual returns may differ materially. Loan performance only includes impact investments in which Enhanced has sourced to Project Finance, Small Business Lending vehicle since September 2021, inception of the advisory agreement. All investments bear the risk of loss. Risks include non-payment of loans by borrowers. Past performance is not indicative of future results. Proprietary Capital Vehicles represent Enhanced’s proprietary asset portfolios and are not available to third party investors. As a result, no performance results were achieved by any investor. Details on individual proprietary asset pool performance can be provided upon request. Project Finance Preferred Equity Performance information is not included in the performance tables contained herein; Enhanced believes that the results are not yet meaningful due to the early stage of the client lifecycle. Enhanced Capital Performance Disclosures (continued): Project Finance – Tax Credit Investments returns include the pooling of Historic Tax Credit and Renewable Energy Tax Credit transactions. Historic Tax Credit deals with a 1-year credit assume a 0% Management Fee and a 30% Profit Share. Historic Tax Credit deals with a 5-year credit assume a 0.5% Management Fee and a 20% Profit Share. IRRs for Historic Tax Credit transactions are not recorded as the credits trade at a discount to par. The IRRs reflected only represent Renewable Energy Tax Credit transactions and are the product of a very short hold period. Investments in tax credits are not securities investments and returns shown do not reflect a return achieved on investment securities. All investments bear the risk of loss. Risks include recapture due to lack of following program compliance rules. Excludes fund-level professional fees as these tax credit transactions were not within a fund structure with professional fees to offset the gross returns. An investor’s return will be reduced by the fees and expenses incurred by their account or the private fund in which they invest. Past performance is not indicative of future results. Actual returns may differ materially. Tax Credits shown herein represent Low-Income Housing Tax Credits and New Markets Tax Credits which Enhanced does not to non-bank investors. Tax credit purchasers generally participate in these programs for non-economic reasons such as Community Reinvestment Act credit, and therefore an investor return is not targeted. Details on individual tax credit transactions can be provided upon request. Investments in tax credits are not securities investments and returns shown do not reflect a return achieved on investment securities. All investments bear the risk of loss. Risks include recapture of tax credits due to lack of following program compliance rules.

Disclaimers RCP Advisors Performance Disclosures: Past performance does not predict, and is not a guarantee of, future results. The historical returns of RCP Advisors are not necessarily indicative of the future performance of a Fund and there can be no assurance that the returns described herein or comparable returns will be achieved by any Fund. RCP’s investment strategy is subject to significant risks and there is no guarantee that any RCP Fund will achieve comparable results as any prior investments or prior investment funds of RCP. The performance information presented reflects 6/30/25 cash flows with 6/30/25 underlying investment valuations unless stated otherwise. Performance metrics are preliminary, estimated and subject to change. Performance information for RCP’s later vintage-year funds is not included in the performance tables contained herein; RCP believes that the results are not yet meaningful, and analysis of later vintage fund data may be irrelevant. Funds that are fully liquidated (Fund I, Fund II, Fund III, Fund IV, Fund V, SOF I, and Direct I). Funds that are currently investing (SEF IV, Multi-Strategy Fund III, and Fund XX). Net Performance Metrics (Highest Fee Rate). Net ROIC, Net D/PI, and Net IRR reflects the return of a “representative investor” in a particular Fund that: (i) is in good standing; (ii) where more than one investment vehicle is established to accommodate investors with different tax and/or regulatory requirements, invested in such Fund via the Delaware “onshore” vehicle; (iii) subscribed at the earliest closing in which unaffiliated LPs paying the highest level of fees and expenses (including, without limitation, management fees, carried interest and, in the case of certain earlier vintage RCP Funds, “due diligence fees,” if applicable) chargeable to an investor in such Fund were admitted; (iv) is not affiliated with the Fund’s general partner; and (v) is/was not excused or excluded from any underlying investments made by such Fund. Certain limited partners, who have met specific requirements, may have different preferred returns, as well as different carry percentages. In addition, the General Partner of each Fund may agree to reduce the management fees for certain limited partners in accordance with the applicable Fund’s Partnership Agreement. The actual performance returns of each investor may vary and are dependent upon the specific preferred return hurdles, management fees, and carried interest expense charged to such investor and the timing of capital transactions for such investor. RCP Fund Performance Data – Selection Criteria. The performance tables herein are intended to illustrate the past performance of RCP’s commingled (i) funds-of-funds and dedicated secondary funds which are at least 50% funded (in the aggregate) at the underlying investment level and (ii) dedicated co-investment funds which have called at least 50% of capital commitments at the RCP Fund level; accordingly, certain other investment vehicles (including discretionary and non-discretionary separate accounts) which RCP has sponsored, advised, or sub-advised have been excluded. Unlike the commingled RCP Funds, separate accounts (a) tailor their investment objectives to the specific needs of the separate account client (as set forth in an investment advisory agreement or other governing document) and/or (b) are subject to different terms and fees (which are individually negotiated) than those of the commingled RCP Funds. The actual performance returns of each investor may vary (in some cases, materially) and are dependent on a number of factors including, but not limited to, (a) the timing of an investor’s capital contributions, including as a result of a later subscription date and lower preferred return, (b) differences in fees or expenses allocable to certain investors as a result of taxes or other considerations, (c) the fact that certain investors may have negotiated reduced, waived or otherwise modified management fee and/or carried interest rates with the Fund’s general partner, and (d) the excuse or exclusion of an investor from one or more of such Fund’s investments. Accordingly, the actual performance of an individual investor may differ from the returns presented herein. In addition, because RCP typically utilizes a subscription-based credit facility to bridge capital calls for its commingled Funds, many investments have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculation, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the relevant Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Furthermore, the fund-level Net IRR and Net ROIC calculations used herein measure the actual value of realized investments and estimated fair value of unrealized investments (as reported to RCP by the general partners of the underlying investments). There can be no assurance that unrealized investments will be realized at the valuations used to calculate the Net IRRs and Net ROICs contained herein, and additional fund expenses and investment related expenses to be incurred during the remainder of a particular Fund’s term remain unknown and, therefore, are not factored into the Net IRR and Net ROIC calculations. Any anticipated carried interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying investments. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein.

Disclaimers RCP Advisors Performance Disclosures (Continued): RCP Small and Emerging Fund. Because RCP’s inaugural “small and emerging manager” fund (which was structured using two distinct parallel investment vehicles – RCP Small and Emerging Fund, LP (“SEF (Main)”) and RCP Small and Emerging Parallel Fund, LP (“RCP SEF Parallel”) – only accepted commitments from two unaffiliated (anchor) investors, the performance returns of SEF (Main) and RCP SEF Parallel contained herein reflect fee/carry rates not typically associated with RCP’s commingled funds (specifically, unaffiliated investors in such vehicles pay 0% management fees and 10% carried interest). The SEF (Main) and RCP SEF Parallel returns would be reduced by the effect of typical management fees charged to investors in RCP’s commingled funds. Emerging Managers are defined as young and small private equity managers raising institutional capital for their first or second North American small buyout-focused fund including firms early in their existence; transition groups which have spun out of larger firms; fundless sponsors; and in the case of SEF (Main) & SEF II, managers raising funds of $250 million or less in size. Performance information for RCP SEF Parallel is not included in the performance tables contained herein. As of 6/30/25, RCP SEF Parallel has a Net IRR of 20.4%, Net ROIC of 2.1x, and Net DPI of 0.9x. Direct Fund Performance. With limited exceptions, Direct Funds generally do not pay third-party management fees since the Direct Funds invest directly (or indirectly through special purpose vehicles) in equity investments and not in other private equity funds. The Direct Fund returns would be reduced by the effect of typical third-party management fees charged to RCP’s commingled primary and secondary funds. With respect to Direct IV and Direct V only, an investor who contemporaneously made (or agreed to make) aggregate capital commitments to one or more RCP primary funds and/or secondary funds in an amount no less than two (2) times the amount of such investor’s commitment to Direct IV or Direct V (as applicable), was eligible to be designated as a “Platform Limited Partner” and thus pay discounted management fees and carried interest in connection with its investment in Direct IV or Direct V (as applicable). The Direct IV and/or Direct V returns (as applicable) of a non-Platform Limited Partner would be lower than the returns of a Platform LP due to the effect of higher fees/carried interest charged to such non-Platform LP. Realized vs. Unrealized Investments. The fund-level Net IRR and Net ROIC calculations used herein measure the actual value of realized investments and estimated fair value of unrealized investments (as reported to RCP by the general partners of the underlying investments), which involves significant elements of subjective judgment and analysis. There can be no assurance that unrealized investments will be realized at the valuations used to calculate the Net IRRs and Net ROICs contained herein, and additional fund expenses and investment related expenses to be incurred during the remainder of a particular Fund’s term remain unknown and, therefore, are not factored into the Net IRR and Net ROIC calculations. Any anticipated carried interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying investments. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein. RCP Advisors Performance Disclosures (Continued): Effects of Leverage on IRRs. Because RCP typically utilizes a subscription-based credit facility to bridge capital calls for its commingled Funds, many investments have been initially funded using a subscription line of credit. For purposes of the fund-level Net-Net IRR calculation, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the relevant Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially).

Disclaimers Hark Performance Disclosures: ROIC: Represents the return on invested capital. ROIC is calculated by dividing the sum of distributions plus total partners’ capital by capital contributed. Total partners’ capital balance is the book assets (fair value of unrealized investments plus cash on hand and miscellaneous assets) less the liabilities at the measurement date. IRR: Represents the internal rate of return of the Fund. IRR is a time-weighted average expressed as a percentage. The IRR of an investment is the discount rate at which the net present value of costs (negative cash flows) of the investment equals the net present value of the benefits (positive cash flows) of the investment, including the current value of unrealized investments. Effects of Leverage on IRRs. Please note the Fund utilizes a subscription-based credit facility to bridge capital calls. Accordingly, many of the Fund's underlying investments may have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculations contained herein, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Net ROIC, Net D/PI, and Net IRR: Reflects limited partner returns after allocation of management fees, general fund expenses, investment expenses, income earned on cash and cash equivalents, any carried interest to the general partner, and any other fees and expenses. Not all limited partners pay the same management fee or carried interest. Furthermore, limited partners’ IRRs may vary based on the dates of their admittance to the Fund. There can be no assurance that unrealized investments will be realized at the valuations used to calculate the ROICs and IRRs contained herein and additional fund expenses and investment related expenses to be incurred during the remainder of the Fund’s term remain unknown and, therefore, are not factored into the calculations. Any anticipated Carried Interest reduces the net returns of unrealized investments. Calculations used herein which incorporate estimations of the net “unrealized value” of remaining investments represent valuation estimates made by RCP using the most recent valuation data provided by the general partners of the underlying funds. Such estimates are subject to numerous variables which change over time and therefore amounts actually realized in the future will vary (in some cases materially) from the estimated net “unrealized values” used in connection with calculations referenced herein. Past performance is not a guarantee of future results, and there can be no assurance that any fund will achieve comparable results. Bonaccord Performance Disclosures: Net Performance for BCP I is determined assuming a limited partner was admitted at the first closing and is subject to a 2.0% management fee during the investment period and a 1.5% management fee thereafter, a 20.0% carry, and an 8.0% preferred return. Certain investors were subject to lower management fee rates and/or carried interest, and accordingly experienced higher net returns. Net Performance for BCP II, which excludes performance of BCP II-C, is determined assuming a limited partner is subject to a 2.0% management fee during the investment period and a 1.5% management fee thereafter, 17.5% carry, and an 8.0% preferred return. Certain investors are subject to lower management fee rates and/or carried interest, and accordingly will experience higher net returns. Net Performance for BCP Co-Investment is determined assuming a limited partner is subject to a 1.0% management fee during the investment period and a 0.75% management fee thereafter, 10.0% carry, and an 8.0% preferred return. Certain investors were subject to lower management fee rates and/or carried interest, and accordingly experienced higher net returns. Effects of Leverage on IRRs. Please note the Fund utilizes a subscription-based credit facility to bridge capital calls. Accordingly, many of the Fund's underlying investments may have been initially funded using a subscription line of credit. For purposes of the fund-level Net IRR calculations contained herein, the use of a subscription line of credit increases the IRR (in situations where the IRR is positive), as the IRR calculation takes into account the amount of time capital is outstanding and is based upon the capital call due date, rather than the date the Fund made the underlying investment with borrowed funds. Accordingly, the related delay of capital calls will increase the fund-level Net IRR reflected herein (in some cases, materially). Bonaccord values its investments at estimated fair value as determined in good faith by Bonaccord. Valuations involve a significant degree of judgment. Due to the generally illiquid nature of the securities held, fair values determined Bonaccord may not reflect the prices that actually would be received when such investments are realized. The actual realized returns on unrealized investments will depend on, among other factors, future operating results and cash flows, future fundraising, the performance of the investment funds now existing or subsequently launched by the relevant sponsors, any related transaction costs, market conditions at the time of disposition and manner of disposition of investments, all of which could differ from the assumptions on which the valuations used in the performance data contained herein are based. Thus, the return for each such investment calculated after its complete realization most likely will vary from the return shown for that investment in this presentation. Similarly, the return for BCP I calculated after the complete realization of all of its investments most likely will vary from the return shown herein in the aggregate. As of March 31, 2025, if the Bonaccord funds did not utilize a subscription-based credit facility, (i) the Net MOIC and IRR for BCP I are 1.44x and 12.1%, (ii) the Net MOIC and IRR for BCP II are 1.28x and 18.2%, and (iii) the Net MOIC and IRR for Bonaccord Co-Investments are 1.36x and 13.7%.

Additional Disclaimers WTI Disclaimer The performance data in this presentation represents past performance only and is not a guarantee of future results. All investments involve risks, including loss of principal. Fund values and investment returns will fluctuate, so that an investor’s value per membership interest may be worth more or less than their original cost. Current performance may be lower or higher than the performance data cited. The Internal Rate of Return (“IRR”) is determined on a cash contribution, distribution and remaining book value basis. For purposes of this presentation, unless otherwise noted: Net IRR is the IRR after deducting carried interest Confidentiality; Not an Offer to Sell. This important legal information is an integral part of the presentation for Western Technology Investment, LLC (“WTI”). This material is solely for informational purposes and is intended only for the named recipient, who by accepting it agrees to keep it confidential. This document shall not constitute an offer to sell or the solicitation of an offer to buy an interest (“Interest”) in any fund (“Fund”) sponsored by WTI which may be made only at the time a qualified offeree receives a Confidential Private Placement Memorandum describing the offering and related subscription agreement. Nothing contained herein constitutes investment, legal, tax or other advice nor is it to be relied on in making an investment or other decision.  Materials Qualified by Confidential Private Placement Memorandum. All information contained herein is qualified in its entirety by information contained in the Confidential Private Placement Memorandum for the relevant Fund. An investor should consider a Fund’s investment objectives, risks, charges and expenses carefully before investing. This and other important information about a Fund can be found in the Fund’s Confidential Private Placement Memorandum. Please read the Confidential Private Placement Memorandum carefully before investing.  The information in this material is only current as of dates indicated and may be superseded by subsequent market events or for other reasons. Statements concerning financial market trends are based on current market conditions, which will fluctuate. The information in this presentation may contain projections or other forward-looking statements regarding future events, targets or expectations regarding the Funds or markets in general. There is no assurance that such events or targets will be achieved, and may be significantly different from that shown here. The information in this material is unaudited. Regulatory Status. The Funds referenced herein are not registered under the Investment Company Act of 1940, as amended, in reliance on an exception thereunder. Interests in the Funds have not been and are not expected to be registered under the Securities Act of 1933, as amended, or the securities laws of any state and are offered and sold in reliance on exemptions from the registration requirements of said Act and such laws. These securities shall not be offered or sold in any jurisdiction in which such offer, solicitation or sale would be unlawful until the requirements of the laws of such jurisdiction have been satisfied. This material may not be reproduced or distributed without the express written permission of WTI. Certain Funds referenced herein are no longer offering Interests and are closed to new investors.  Private Funds Entail Risks. Private funds are speculative investments and are not suitable for all investors, nor do they represent a complete investment program. The Funds are available only to qualified investors who are comfortable with the substantial risks associated with investing in private funds. An investment in private funds includes the risks inherent in an investment in securities, as well as specific risks associated with the use of leverage, short sales, options, futures derivative instruments, investments in non-U.S. securities, junk bonds and illiquid investments. There can be no assurance that an investment strategy will be successful. WTI Disclaimer (Continued) Limited Transferability. Investors in the Fund have no right to redeem or transfer interests in the Funds. In addition, Interests will not be listed on an exchange and it is not expected that there will be a secondary market for interests. Tax Information. Investors in the Funds are typically subject to pass-through tax treatment on their investment. This may result in an investor incurring tax liabilities during a year in which it has not received a distribution of any cash from the Fund.  Performance Metrics. The performance data in this presentation represents past performance only and is not a guarantee of future results. All investments involve risks, including loss of principal. Fund values and investment returns will fluctuate, so that an investor’s value per membership interest may be worth more or less than their original cost. Current performance may be lower or higher than the performance data cited. The Internal Rate of Return (“IRR”) is determined on a cash contribution, distribution and remaining book value basis. For purposes of this presentation, unless otherwise noted: Net IRR is the IRR after deducting carried interest and management fees. Net Distributions are amounts distributed to investors, net of fees and carried interest. The net distribution multiple is the ratio of amounts distributed to investors to capital commitments called. Net ROIC is calculated as Current NAV plus Distributions divided by Capital Called. "Outstandings at Default" refers to the principal amount outstanding at the time a loan was determined to be in default (non-accrual status). "Recovery" refers to the cash and fair value of non-cash consideration received in full or partial payment of a defaulted loan, and may include both principal and interest payments. "Recovery to date percent" is calculated as Recovery Date divided by Outstandings at Default. "Losses" refers to any Outstandings at Default that are determined to be permanently uncollectible. "Reserves" refers to any amount, determined in accordance with GAAP, that is recorded as an offset to an outstanding balance. No person has been authorized in connection with this presentation to give any information or to make any representation other than as contained in this presentation and, if given or made, such information or representation must not be relied upon as having been authorized by the Funds, WTI, or their affiliates. Additional Disclosures. The presentation has been prepared from sources believed reliable but is not guaranteed by us as to its timeliness or accuracy, and is not a complete summary or statement of all available data. The information contained herein is subject to change at any time based on market or other conditions, and WTI disclaims any responsibility to update this presentation. The information is not intended to be a forecast of future events, a guarantee of future results or investment advice. This presentation may not be relied upon as investment advice and may not be relied upon as an indication of investment intent on behalf of the firm. Not for unintended recipients or redistribution.

Additional Disclaimers Qualitas Disclaimer The information presented herein is for informational purposes only, reflects historical data as of September 30, 2025, and does not constitute an offer to sell or a solicitation of an offer to purchase any securities. The data should not be relied upon as indicative of future results. Past performance is not indicative of future results and there can be no assurance that any fund will achieve results comparable to those described herein. The use of subscription credit facilities, including both Capital Call lines and NAV-based lines of credit, may impact Net IRRs by reducing the period during which capital is considered outstanding and by altering the timing of cash flows. As a result, reported Net IRRs may be materially affected by the use of such financing strategies compared to a scenario without leverage. Performance data reflects the aggregate results of all parallel investment vehicles within each fund structure. Individual vehicle returns may vary. Performance estimates depend on inputs provided by third parties and are subject to variables that may change over time, potentially resulting in material differences from future actual outcomes. Unrealized investments are valued based on the most recent available information and involve elements of subjective judgment. There can be no assurance that unrealized valuations will be realized as projected. Returns may vary for individual investors based on differences in fee arrangements, timing of commitments, preferred return hurdles, and any negotiated terms or exclusions. Certain investors may be subject to different terms, fees, or structures that materially affect their individual returns, including preferred returns, carry percentages, or exclusions from investments. Certain figures are preliminary, estimated, and subject to revision. Final performance may differ materially as valuations are updated and audited results become available. All investments carry risk, including the potential loss of capital. There can be no guarantee that any investment strategy will be successful under all market conditions. There can be no assurance that unrealized investments will be realized at the valuations used for Net IRR or Net ROIC calculations. Future realizations may vary materially from current estimates. Additional fund-level or investment-related expenses that may be incurred over the remaining term of the fund are not reflected in performance metrics and may reduce final returns. This presentation contains confidential information and may not be reproduced, redistributed, or disclosed without the prior written consent of the General Partner or Investment Advisor.